                                                                   EXHIBIT 10.19



                       AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT, effective as of the 26th day of June, 1997, by and between HUGOTON ENERGY CORPORATION, a Kansas corporation (hereinafter referred to as the "Company") and W. MARK WOMBLE (hereinafter referred to as "Employee").

         WITNESSETH:

         WHEREAS, the Company and Employee have entered into and executed an Employment Agreement, dated December 16, 1996 (the "Agreement").

         WHEREAS, the Board of Directors of the Company has unanimously voted to amend the Agreement and Employee has agreed to the amendments proposed by the Board of Directors.

         WHEREAS, the parties desire, at this time, to amend and modify said Agreement in the manner herein specified.

         NOW THEREFORE, in consideration of the premises herein contained, the parties do hereby agree that said Agreement shall be modified and amended as follows:

         1. Paragraph 7(d) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                 (d) Termination By Employee for Good Reason. If a Change of Control (as defined hereafter) in the Company has occurred, Employee may terminate his employment during the Employment Period for Good Reason (defined hereafter) upon thirty (30) days' notice to the Company. Such notice period may begin prior to the date of the Change of Control if an agreement is in place that would have the effect of causing a Change of Control. For purposes of this Agreement, the term "Good Reason" shall mean the occurrence, without Employee's express written consent, of any one or more of the following events:

                 (i) A change in Employee's duties or a change in the title or offices held by Employee.

                 (ii) A reduction in Employee's compensation or the failure by the Company to continue to provide prompt payment (or reimbursement to Employee) of all reasonable expenses incurred by Employee in connection with Employee's professional and business activities.

                 (iii) A failure by the Company to waive any and all restrictions that might exist on the exercise of any stock options held by Employee under the Company's stock option plans as of the date of a Change of Control.

                 (iv) The failure of the Company to obtain the assumption of this Agreement, without limitation or reduction, by any successor to the Company.

         In addition to the above, Good Reason shall be deemed to exist if a Change of Control in the Company has occurred and Employee agrees to stay employed by the Company for a reasonable transition period after the Change of Control, not to exceed three (3) months.

         2. The payment referred to in the last sentence of Paragraph 9(c) shall be made within ten (10) days following said termination.

         3. The parties hereto ratify and confirm all other provisions of the Employment Agreement.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.

"COMPANY"                               "EMPLOYEE"

HUGOTON ENERGY CORPORATION              /s/ W. MARK WOMBLE
                                        ---------------------------------
                                        W. Mark Womble
By: /s/ FLOYD C. WILSON
    ---------------------------
Name: Floyd C. Wilson
      -------------------------
Title: President
       ------------------------

ATTEST:

/s/ ILLEGIBLE
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